EXHIBIT 99.1

Dolphin Entertainment Q2 Revenue Increases 20% Year-Over-Year to $6.3 Million

Entertainment Publicity and Marketing revenue increases 23% year-over-year to a record $6.3 million

NEW YORK, NY, LOS ANGELES, CA and MIAMI, FL / ACCESSWIRE / August 13, 2019 / Dolphin Entertainment, Inc. (NASDAQ:DLPN), a leading independent entertainment marketing and premium content development company, announces its financial results for the quarter ended June 30, 2019.

Q2 2019 and Recent Highlights

•

Total revenue increased 20% year-over-year to $6,273,983.

•

Entertainment Publicity and Marketing revenue increased 23% year over year to a record $6,273,983.

•

Operating loss of $(1,202,078), which included direct costs of $1,279,657 and non-cash items from depreciation and amortization of $478,560, compared to operating income of $69,267, which included direct costs of $295,765 and non-cash items from depreciation and amortization of $375,163, in the prior year.

•

Net loss was $(891,867), compared to net income of $170,474 in the prior year.

•

42West and The Door were selected to lead marketing efforts for the 45th annual Saturn Awards.

•

The Door celebrated clients Patrick O'Connell, Kevin Boehm and Rob Katz, who won 2019 James Beard Foundation Awards.

•

Award-Winning creatives John Murnane and James Coulson joined Viewpoint.

•

Viewpoint Creative developed a new brand campaign for Investigation Discovery, America's #1 true crime network.

Bill O'Dowd, CEO of Dolphin Entertainment, commented: "Our Q2 witnessed another historic quarter from our core Entertainment Publicity and Marketing segment, up 23% year over year and reaching a record $6.3 million of revenue."

Mr. O'Dowd continued, " As a reminder, there is seasonality in our movie marketing business, with Q2 representing the low point in any given year, as it is the only quarter without any awards business.  Thus, for Q2 revenue to be better than Q1, and to improve by 23% from the prior year for the EPM segment, shows the power of the revenue diversification we are achieving with the creation of our Entertainment Marketing ‘Super Group.’”

Mr. O’Dowd added, “As stated in our Q1 Earnings Release and on our Q1 Earnings Call, we are managing toward revenue growth in 2019.  On the bottom line, our Q2 operating loss, excluding depreciation and amortization expenses, was entirely the result of the seasonality of revenues in our movie marketing division.  With the return of awards season in Q3, we expect continued revenue growth and a much stronger bottom line for the rest of the year, even as we invest in additional personnel, such as the Consumer Products PR team at The Door.”

Mr. O'Dowd concluded, "On the M&A front, we are confident we’ll have another acquisition done before the end of the year.  Our goal is to have all 6 “core competency” companies of the ‘Super Group’ acquired within 2020.  We believe reaching that goal will accelerate revenue growth even further as the cross-selling of services will amplify exponentially as the number of “sister” companies increase."

Conference Call Information

To participate in this event, dial approximately 5 to 10 minutes before the beginning of the call.
Date, Time: Tuesday, August 13, 2019, at 4:30 p.m. ET
Toll-free: 866-682-6100
International: 862-298-0702
Live Webcast: https://www.investornetwork.com/event/presentation/53248

Conference Call Replay Information

The replay will be available beginning approximately 1 hour after the completion of the live event.
Toll-free: 877-481-4010
Reference ID: 53248

About Dolphin Entertainment, Inc.

Dolphin Entertainment is a leading independent entertainment marketing and premium content development company. Through our subsidiaries 42West and The Door, we provide expert strategic marketing and publicity services to many of the top brands, both individual and corporate, in the entertainment and hospitality industries. The Door and 42West are both recognized global leaders in PR services for their respective industries and, in December 2017, the New York Observer listed them, respectively, as the third and fourth most powerful PR firms of any kind in the United States. Dolphin's recent acquisition of Viewpoint Creative adds full-service creative branding and production capabilities to our marketing group. Dolphin's legacy content production business, founded by Emmy-nominated CEO Bill O'Dowd, has produced multiple feature films and award-winning digital series.

Special Note Regarding Forward-Looking Statements

This press release contains 'forward-looking statements' within the meaning of the Private Securities Litigation Reform Act. These forward-looking statements may address, among other things, Dolphin Entertainment's expected financial and operational results and the related assumptions underlying its expected results. These forward-looking statements are distinguished by the use of words such as "will," "would," "anticipate," "expect," "believe," "designed," "plan," or "intend," the negative of these terms, and similar references to future periods. These views involve risks and uncertainties that are difficult to predict and, accordingly, Dolphin Entertainment's actual results may differ materially from the results discussed in its forward-looking statements. Dolphin Entertainment's forward-looking statements contained herein speak only as of the date of this press release. Factors or events Dolphin Entertainment cannot predict, including those described in the risk factors contained in its filings with the Securities and Exchange Commission, may cause its actual results to differ from those expressed in forward-looking statements. Although Dolphin Entertainment believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved, and Dolphin Entertainment undertakes no obligation to update publicly any forward-looking statements as a result of new information, future events, or otherwise, except as required by applicable law.

Contact:
James Carbonara
Hayden IR
(646)-755-7412
james@haydenir.com

ITEM 1. FINANCIAL STATEMENTS

DOLPHIN ENTERTAINMENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	As of June 30, 2019	As of December 31, 2018
ASSETS
Current
Cash and cash equivalents	$2,559,367	$5,542,272
Restricted cash	732,920	732,368
Accounts receivable, net of allowance for doubtful accounts of $274,861 and $283,022, respectively.	2,479,299	3,173,107
Other current assets	614,301	620,970
Total current assets	6,385,887	10,068,717

Capitalized production costs, net	785,039	724,585
Intangible assets, net of accumulated amortization of $3,494,560 and $2,714,785, respectively.	8,086,773	9,395,215
Goodwill	15,996,977	15,922,601
Right-of-use asset	6,529,077	—
Property, equipment and leasehold improvements, net	1,040,021	1,182,520
Investments	220,000	220,000
Deposits and other assets	534,735	475,956
Total Assets	$39,578,509	$37,989,594

LIABILITIES
Current
Accounts payable	$769,974	$944,232
Other current liabilities	6,110,389	7,238,507
Line of credit	1,700,390	1,700,390
Put rights	4,030,280	4,281,595
Accrued compensation	2,625,000	2,625,000
Debt	2,312,461	2,411,828
Loan from related party	1,107,873	1,107,873
Contract liabilities	192,471	522,620
Lease liability	1,408,120	—
Convertible notes payable, net of debt discount	1,988,462	625,000
Notes payable	283,952	479,874
Total current liabilities	22,529,372	21,936,919
Noncurrent
Put rights	677,911	1,702,472
Convertible notes payable	1,044,232	1,376,924
Notes payable	769,338	612,359
Contingent consideration	460,000	550,000
Lease liability	5,608,045	—
Other noncurrent liabilities	—	1,034,393
Total noncurrent liabilities	8,559,526	5,276,148
Total Liabilities	31,088,898	27,213,067

Commitments and contingencies (Note 19)

STOCKHOLDERS' EQUITY
Common stock, $0.015 par value, 200,000,000 shares authorized, 14,394,562 and 14,123,157, respectively, issued and outstanding at June 30, 2019 and December 31, 2018	215,918	211,849
Preferred Stock, Series C, $0.001 par value, 50,000 shares authorized, issued and outstanding at June 30, 2019 and December 31, 2018	1,000	1,000
Additional paid in capital	103,571,126	105,092,852
Accumulated deficit	(95,298,433)	(94,529,174)
Total Stockholders' Equity	8,489,611	10,776,527
Total Liabilities and Stockholders' Equity	$39,578,509	$37,989,594

DOLPHIN ENTERTAINMENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenues:
Entertainment publicity and marketing	$6,273,983	$5,121,487	$12,523,890	$10,577,220
Content production	—	97,961	78,990	427,153
Total revenues	6,273,983	5,219,448	12,602,880	11,004,373

Expenses:
Direct costs	1,279,657	295,765	2,467,076	865,199
Selling, general and administrative	1,071,460	585,214	1,859,623	1,381,958
Depreciation and amortization	478,560	375,163	960,203	746,343
Legal and professional	449,060	356,002	832,732	844,488
Payroll	4,197,324	3,538,037	8,510,486	7,196,042
Total expenses	7,476,061	5,150,181	14,630,120	11,034,030
Income (loss) before other income (expenses)	(1,202,078)	69,267	(2,027,240)	(29,657)

Other income (expenses):
Loss on extinguishment of debt	—	(53,271)	(21,287)	(53,271)
Acquisition costs	—	(34,672)	—	(34,672)
Change in fair value of warrant liability	—	350,115	—	518,432
Change in fair value of put rights	251,350	333,043	1,778,376	1,416,639
Change in fair value of contingent consideration	360,000	—	90,000	—
Interest expense and debt amortization expense	(301,139)	(265,992)	(589,108)	(533,419)
Total other income (expenses)	310,211	329,223	1,257,981	1,313,709
(Loss) income before income taxes	$(891,867)	$398,490	$(769,259)	$1,284,052
Income taxes	—	(228,016)	—	(280,620)
Net (loss) income	$(891,867)	$170,474	$(769,259)	$1,003,432

(Loss) income per Share:
Basic	$(0.06)	$0.01	$(0.05)	$0.08
Diluted	$(0.06)	$(0.01)	$(0.13)	$(0.03)
Weighted average number of shares used in per share calculation
Basic	15,969,926	12,349,014	15,957,085	12,432,872
Diluted	19,172,087	14,032,001	19,671,124	14,533,224

DOLPHIN ENTERTAINMENT, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the six months ended June 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(769,259)	$1,003,432
Adjustments to reconcile net (loss) income to net cash (used in) operating activities:
Depreciation and amortization	960,203	746,343
Amortization of capitalized production costs	—	203,560
Amortization of beneficial conversion on debt	72,657	—
Loss on extinguishment of debt	21,287	53,271
Bad debt and recovery of account receivable written off, net	(115,784)	(7,421)
Change in fair value of warrant liability	—	(518,432)
Change in fair value of put rights	(1,778,376)	(1,416,639)
Change in fair value of contingent consideration	(90,000)	—
Change in deferred tax	—	249,276
Change in deferred rent	—	40,172
Changes in operating assets and liabilities:
Accounts receivable	809,592	866,534
Other current assets	6,669	(90,211)
Capitalized production costs	(60,454)	(12,500)
Deposits and other assets	(58,779)	40,219
Contract liability	(330,149)	—
Accrued compensation	—	125,000
Accounts payable	(174,258)	(363,066)
Lease liability, net	100,574	—
Other current liabilities	346,511	(441,992)
Other noncurrent liabilities	(217,713)	(491,352)
Net Cash (Used in) Operating Activities	(1,277,279)	(13,806)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(37,929)	(49,813)
Net Cash (Used in) Investing Activities	(37,929)	(49,813)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from line of credit	—	1,700,390
Repayment of the line of credit	—	(750,000)
Proceeds from note payable	1,110,457	—
Proceeds from issuance of detachable warrants	89,543	—
Repayment of notes payable	(38,942)	—
Repayment of debt	(99,367)	(1,038,728)
Sale of common stock and warrants (unit) in Offering	—	81,044
Employee shares withheld for taxes	—	(56,091)
Exercise of put rights	(1,365,500)	—
Repayment to related party	—	(601,001)
Advances from related party	—	(2,515,000)
Acquisition of Viewpoint	(230,076)	—
Acquisition of The Door	(771,500)	—
42West settlement of change of control provision	(361,760)	(20,000)
Net Cash (Used in) Financing Activities	(1,667,145)	(3,199,386)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(2,982,353)	(3,263,005)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	6,274,640	5,296,873
CASH, CASH EQUIVALENTS AND RESTRICTED CASH END OF PERIOD	$3,292,287	$2,033,868

DOLPHIN ENTERTAINMENT, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows (Continued)

(Unaudited)

	For the six months ended June 30,
	2019	2018
SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:
Interest paid	$151,100	$88,047

SUPPLEMENTAL DISCLOSURES OF NON CASH FLOW INFORMATION:
Conversion of note payable into shares of common stock	$75,000	$276,425
Issuance of shares of Common Stock related to the acquisitions	$1,000,000	$—
Liability for contingent consideration for the acquisitions	$460,000	$—
Liability for put rights to the Sellers of 42West	$4,708,191	$4,809,371

Reconciliation of cash, cash equivalents and restricted cash. The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the statement of cash flows that sum to the total of the same such amounts shown in the statement of cash flows:

	For the six months ended June 30,
	2019	2018

Cash and cash equivalents	$2,559,367	$2,033,868
Restricted cash	732,920	—
Total cash, cash equivalents and restricted cash shown in the condensed consolidated statement of cash flows	$3,292,287	$2,033,868

SOURCE: Dolphin Entertainment